SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549



                                 FORM 8-K



                              CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



                      Date of Report:  July 9, 1999
                    (date of earliest event reported)



                            LG&E ENERGY CORP.
          (Exact name of registrant as specified in its charter)

              Kentucky           1-10568          61 - 1174555
          (State or other      (Commission      (I.R.S. Employer
          jurisdiction of      File Number)   Identification No.)
           incorporation)



                           220 West Main Street
                              P.O. Box 32030
                           Louisville, KY 40232
                 (Address of principal executive offices)



                              (502) 627-2000
                     (Registrant's telephone number)
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Item 5.  Other Events.

On July 8, 1999, LG&E Energy Corp. ("LG&E Energy") announced it has acquired CRC Holdings Corp., the parent company of CRC-Evans Pipeline International Inc. ("CRC-Evans"), a provider of specialized equipment and services used in the construction and rehabilitation of gas and oil transmission pipelines.

LG&E Energy purchased the Houston-based company for aggregate initial consideration of approximately $45.6 million plus retirement of approximately $37.9 million in CRC-Evans debt. The purchase consideration, including potential earn out installments, the latter capped at $31.0 million over three years, will be paid 55 percent in cash and 45 percent in LG&E Energy common stock. LG&E Energy will repurchase common stock from time to time in open market or through privately negotiated transactions in amounts equal to the stock portions of the initial and subsequent earn out purchase installments.

A news release of LG&E Energy describing the above matter is filed with this report as Exhibit 99.01 and is incorporated herein by reference.

Item 7(c).  Exhibits Filed.

Exhibit
Number              Description

99.01               News Release dated as of July 9, 1999.


                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LG&E ENERGY CORP.
Registrant

/s/ John R. McCall
John R. McCall
Executive Vice President, General
Counsel and Corporate Secretary

Date:  July 12, 1999


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

                               EXHIBIT INDEX

                             LG&E ENERGY CORP.

                        Current Report on Form 8-K
                            Dated July 9, 1999

                                 Exhibits


Exhibit No.         Description

99.01               News Release dated as of July 9, 1999.


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